FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) September 30, 1995

                             SOURCE SCIENTIFIC, INC.
             (Exact name of registrant as specified in its charter)

          California               1-8311              95-2943936
(State or other jurisdiction    (Commission           (IRS Employer
     of incorporation)          File Number)        Identification No.)

                7390 Lincoln Way, Garden Grove, California 92641
               (Address of principal executive offices) (Zip Code)

          Registrant's telephone number, including area code 714-261-0614


         (Former name or former address, if changed since last report.)





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ITEM 5.  Other Events.

         Source Scientific, Inc., a California corporation (the "Company"), executed a non-binding letter of intent on September 27, 1995, regarding a proposed transaction for the acquisition of the Company. The party which executed the letter of intent with Source has a strong balance sheet and manufactures products which will complement the Company's business.

         According to the terms of the letter, the parties will continue discussions of the proposed transaction in good faith and shall proceed with conducting all necessary due diligence in anticipation of having definitive documents finalized by October 20, 1995, which will present the terms and conditions of the acquisition.

ITEM. 6.  Resignation of a Director

     On September  30,  1995,  Dr.  Jacob Y. Terner  resigned  from the Board of
Directors of Source Scientific, Inc. Dr. Terner stated in his letter of resignation that increased personal business interests and related responsibilites will made it difficult for him to continue to serve as a director of the Company. The current Board of Directors has decided to not fill the vacancy immediately.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   SOURCE SCIENTIFIC, INC.



Date:    October 13, 1995          By:   /S/ RICHARD A. SULLIVAN
                                         ---------------------------------
                                         Richard A. Sullivan,
                                         President